SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 5, 2002

MODEM MEDIA, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-21935	06-1464807
State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

230 East Avenue, Norwalk, Connecticut 06855
(Address of Principal Executive Officers) (Zip Code)

(203) 299-7000
(Registrant’s telephone number, including area code)

Item 5.     Other Events

On November 5, 2002, Robert Allen established a plan under Rule 10b5-1(c)(3) for the orderly disposition of his shares of Modem Media, Inc. (the “Company”) common stock, pursuant to which he intends to sell up to 300,000 shares of common stock out of approximately 863,178 shares beneficially held by Mr. Allen (including 361,000 shares of common stock subject to options, which are exercisable within 60 days of November 5, 2002). Such sales will be on the open market subject to certain price limits. This program is effective as of November 5, 2002 and will continue for a period of one year unless sooner terminated. Mr. Allen is a member of the Company’s Board of Directors and currently is employed by the Company as a part-time employee for a specific project.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODEM MEDIA, INC.

/s/ SLOANE LEVY
Sloane Levy Senior Vice President, General Counsel, Human Resources and Corporate Secretary

November 5, 2002

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